CSW Energy, Inc.
                        Intercompany Service Transactions
                    For the Three Months Ended March 31, 1998
                                   (Unaudited)



              Name                        Type of Service          Amount
-------------------------------------  -----------------------   -----------

Central and South West Services, Inc.  Salaries, overheads,        $ 843,593
(Wholly owned subsidiary of            and travel in support
Central and South West Corporation)    of CSW Energy, Inc.
                                       projects.

Central Power and Light Company        Salaries, overheads,                0
(Wholly owned subsidiary of            and travel in support
Central and South West Corporation)    of CSW Energy, Inc.
                                       projects.

Central and South West Corporation     Net Interest on cash        2,345,730
(Parent)                               advances provided to
                                       CSW Energy, Inc.